UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or around October 27, 2014, Apollo Medical Management, Inc., a Delaware corporation (“AMM”), an affiliate of Apollo Medical Holdings, Inc. (the “Company”) made an initial capital contribution of approximately $613,888.89 (the “Initial Contribution”) to Apollo Palliative Services LLC, a California limited liability company (the “APS”) in exchange for 51% of the membership interests of APS. APS used the Initial Contribution, in conjunction with funds provided by other investors in APS, to finance the closing payments described below.

Immediately prior to closing the transactions described below, and as condition precedent to APS closing the transactions, the selling equity owners in each transaction contributed specific equity interests to APS in return for interests in APS pursuant to contributions agreements.

Subject to the terms and conditions of that certain Membership Interest Purchase Agreement (the “BCHC Agreement”), dated October 27, 2014, by and among APS, the Company, the sole members of Best Choice Hospice Care, LLC, a California limited liability company (“BCHC”), and BCHC, APS agreed to purchase all of the remaining membership interests in BCHC for $900,000.00 in cash, subject to reduction if BCHC’s working capital was less than $145,000.00 as of the closing of the transaction. APS agreed to pay a contingent payment of up to a further $400,000.00 (the “BCHC Contingent Payment”) to one seller and one employee of BCHC. The BCHC Contingent Payment will be paid in two installments of $100,000.00 to each of the seller and the employee within sixty days of each of the first and second anniversaries of the transaction, and is contingent upon, as of each applicable date, the seller’s and the employee’s employment, as applicable, continuing or having been terminated without cause and, for the employee, meeting certain productivity targets. The Company absolutely, unconditionally and irrevocably guaranteed payment of the BCHC Contingent Payment if APS fails to make any payment.

Subject to the terms and conditions of that certain Stock Purchase Agreement (the “HCHHA Agreement”), dated October 27, 2014, by and among APS, the sole shareholder of Holistic Care Home Health Agency, Inc., a California corporation (“HCHHA”), and HCHHA, APS agreed to purchase all of the remaining shares of HCHHA for $300,000.00 in cash, subject to reduction if HCHHA’s working capital was less than $50,000.00 as of the closing of the transaction. APS agreed to pay a contingent payment of up to a further $150,000.00 (the “HCHHA Contingent Payment”). The HCHHA Contingent Payment will be paid in two installments of $75,000.00 to the seller within sixty days of each of the first and second anniversaries of the transaction, and is contingent upon, as of each applicable date, the seller’s employment continuing or having been terminated without cause and meeting certain productivity targets.

Copies of the BCHC Contribution Agreement, the HCHHA Contribution Agreement, the BCHC Agreement and the HCHHA Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the BCHC Contribution Agreement, the HCHHA Contribution Agreement, the BCHC Agreement and the HCHHA Agreement.

Item 7.01 Regulation FD Disclosure.

The Company announced the transactions described above in a press release dated October 29, 2014, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 -	Contribution Agreement, dated as of October 27, 2014, by and between Dr. Sandeep Kapoor, M.D., Marine Metspakyan and Apollo Palliative Services LLC.

10.2 -	Contribution Agreement, dated as of October 27, 2014, by and between Rob Mikitarian and Apollo Palliative Services LLC.

10.3 -	Membership Interest Purchase Agreement, entered into as of October 27, 2014, by and among Apollo Palliative Services LLC, Apollo Medical Holdings, Inc., Dr. Sandeep Kapoor, M.D., Marine Metspakyan and Best Choice Hospice Care, LLC.

10.4 -	Stock Purchase Agreement entered into as of October 27, 2014, by and among Apollo Palliative Services LLC, Rob Mikitarian and Holistic Care Home Health Agency, Inc.

99.1 -	Press Release announcing the transactions described herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: October 31, 2014	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer